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                       CONSENT OF INDEPENDENT AUDITORS


We consent to the reference to our firm under the captions "Financial Highlights" in the Prospectus and "Auditors" in the Statement of Additional Information and to the incorporation by reference of our report dated
December 19, 1997 on PaineWebber Emerging Markets Equity Fund in this Registration Statement (Form N-1A No. 33-5071) of PaineWebber Investment Trust II.




                                        ERNST & YOUNG LLP


New York, New York
February 23, 1998